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                                                                    Exhibit 99.2

                          PEABODY ENERGY CORPORATION


                        Long-Term Equity Incentive Plan


     1. Purpose. The purpose of the Peabody Energy Corporation Long-Term Equity Incentive Plan (the "Plan") is to provide an incentive for employees to achieve the Corporation's business objectives and to directly align the rewards of key employees with the creation of value for shareholders of the Corporation. The Plan serves to attract and encourage key executives to remain with, and devote their best efforts to, the success of Peabody Energy Corporation (the "Corporation"). The Plan encourages key employees of the Corporation and such subsidiaries of the Corporation as the Administrator designates, to acquire shares of common stock, $0.01 par value, of the Corporation ("Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals related to increasing shareholder value.

     2. Administration. The Plan shall be administered by the Board of Directors of the Corporation ("Board") or the Compensation Committee of the Board as determined by the Board (the "Administrator").

     In accordance with the provisions of this Plan, the Administrator has the authority and discretion to utilize various incentive approaches to appropriately reflect changing business conditions with the goal of increasing shareholder value. The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with Section 5 of the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion provided, that if the Administrator is not the Board, the Board shall in all events have authority to approve or disapprove of the Administrator's decision, which shall be final and binding on the Administrator. An award of a benefit under this Plan shall be evidenced by an award agreement that shall set forth the terms and conditions applicable to that award. In the event of any inconsistency between the terms of such an award agreement and terms of this Plan, the terms of the Plan shall prevail. An award of benefits under this Plan is intended to be exempt for the one million dollar limit on deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Delaware. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors) provided, that if the Administrator is not the Board, the Board shall in all events have authority to
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                                                      Peabody Energy Corporation
                                                 Long-Term Equity Incentive Plan

================================================================================

approve or disapprove of the Administrator's decision which shall be final and binding on the Administrator. The Administrator shall have the full power and authority, subject to the approval of the Board if the Administrator is other than the Board, to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

     3. Shares Reserved Under the Plan. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate number of two million five hundred thousand (2,500,000) shares of Common Stock of the Corporation shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be authorized but unissued shares or shares re-acquired by the Corporation, including shares purchased in the open market or in private transactions.

     As used in this Section, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for issuance pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash in lieu of shares of Common Stock, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of a restructuring of benefits granted pursuant to this Plan.

     Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded under this plan in any calendar year to any individual shall not exceed 300,000 shares (as adjusted in accordance with Section 12).

     4. Participants. Participants will consist of such officers and key employees of, and independent contractors for and service providers to, the Corporation or any designated

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                                                      Peabody Energy Corporation
                                                 Long-Term Equity Incentive Plan

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subsidiary as the Administrator in its sole discretion shall determine.
Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     5.   Types of Benefits. The following benefits may be granted under the
Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below. No more than fifty percent of the total number of shares reserved for issuance under the Plan may be granted in the form of awards other than ISO's or NQSO's.

     6. Stock Appreciation Rights. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to
Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

     7. Restricted Stock. Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

          (a) The purchase price, if any, will be determined by the Administrator.

          (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

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                                                      Peabody Energy Corporation
                                                 Long-Term Equity Incentive Plan

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          (c)  Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

          (d) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

          (e) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

          (f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

     8. Performance Awards. Performance Awards are Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator; provided that the Administrator shall be permitted to adjust or modify goals or Performance Awards upon the occurrence or existence of extraordinary corporate events, or other circumstances that, in the good faith determination of the Administrator, warrant such adjustment or modification. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

     9. Incentive Stock Options. ISOs are stock options awarded to employees to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for

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                                                      Peabody Energy Corporation
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at least six months, (c), in the discretion of the Administrator, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

     10. Nonqualified Stock Options. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for at least six months, (c), in the discretion of the Administrator, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

     11. Stock Units. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

     12.  Adjustment Provisions.

          (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

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                                                      Peabody Energy Corporation
                                                 Long-Term Equity Incentive Plan

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          (b)  Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     13. Nontransferability. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

          (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

     14. Taxes. The Corporation shall be entitled to withhold the amount necessary to enable the Corporation to remit to the appropriate government entity or entities the amount of any tax required to be withheld from wages attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice as far in advance as practicable. The Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     15. Tenure. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

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                                                      Peabody Energy Corporation
                                                 Long-Term Equity Incentive Plan

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     16.  Duration, Interpretation, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits granted under the Plan within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

     The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any outstanding award or change the terms and conditions thereof to the detriment of the participant without such participant's consent. Subject to
Section 12, to the extent necessary to comply with or get an exemption from any provision of the Code, including regulations thereunder, or of the Securities Exchange Act of 1934, as amended, no amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan, or (b) modify the requirements as to eligibility for benefits under the Plan.

     17. Effective Date. This Peabody Energy Corporation Long-Term Equity Incentive Plan shall become effective as of the date it is adopted by the Board of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the Board.

     The undersigned hereby certifies that this Peabody Energy Corporation Long-Term Equity Incentive Plan was adopted by the Board of the Corporation at its meeting on May 22, 2001.

                                         /s/ Sharon D. Fiehler
                                        ----------------------------------------
                                        Sharon D. Fiehler, Vice President Human
                                        Resources

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